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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES


Name of Subsidiary                                                               Jurisdiction of Organization
------------------                                                               ----------------------------
Phibro Animal Health Corporation                                                           New York
     Phibro Animal Health Holdings, Inc.                                                   Delaware
          Phibro Animal Health U.S., Inc.                                                  Delaware
          Philibro Animal Health de Argentina SRL.                                         Argentina
          Phibro Animal Health Pty Ltd.                                                    Australia
          Phibro Animal Health, Ltd.                                                        Canada
          Philipp Brothers Animal Health Holdings, Inc. Chile Limitada                       Chile
          Phibro Animal Health de Costa Rica Ltda.                                         Costa Rica
          Phibro Corporation Limited                                                       Hong Kong
          Phibro Japan Company Limited                                                       Japan
          Phibro Corporation (M) Sdn Bhd                                                    Malaysia
          PB Animal Health de Mexico S. de R.L. de C.V.                                      Mexico
          Phibro Animal Health (Proprietary) Ltd.                                         South Africa
          Philibro Animal Health de Venezuela S.R.L.                                        Venezuela
          PAH Management Company Limited                                                 United Kingdom
          Philipp Brothers Netherlands I B.V.                                            The Netherlands
           Philipp Brothers Netherlands II B.V.                                          The Netherlands
            Philipp Brothers Netherlands III B.V.                                        The Netherlands
             Phibro Animal Health SA (1)                                                     Belgium
            Phibro Saude Animal International Ltda. (2)                                      Brazil
     Prince Agripoducts, Inc.                                                               Delaware
     Koffolk (1949), Ltd.                                                                    Israel
          Koffimex Ltd. (3)                                                                  Israel
          Agrozan, Ltd.                                                                      Israel
          Planalquimica Industrial Ltda.                                                     Brazil
          Wychem Limited (4)                                                             United Kingdom
     PMC Quincy, Inc.                                                                       Illinois
     Ferro Metal and Chemical Corporation Limited                                        United Kingdom
          D.G. Benett Chemicals Limited                                                  United Kingdom
          Ferro Metal and Chemical Company Ltd.                                          United Kingdom
     PhibroChem, Inc.                                                                      New Jersey
     Western Magnesium Corp.                                                               California
     C P Chemicals, Inc.                                                                   New Jersey
          Phibro-Tech, Inc. (5)                                                             Delaware
               LC Holding S.A.                                                               France
                   La Cornubia SA (6)                                                        France
     Phibro Chemicals, Inc.                                                                 New York
     Odda Holdings AS                                                                        Norway
          Odda Smelteverk AS                                                                 Norway

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(1)  All shares owned by Philipp Brothers Netherlands III B.V. other than one share owned by PhibroChem, Inc.
(2) All shares owned by Philipp Brothers Netherlands II B.V. other than one share owned by PhibroChem, Inc.
(3) 760,984 shares owned by Koffolk (1949), Ltd. and one share owned by Agrozan, Ltd.
(4) 200,000 "A" Shares owned by Ferro Metal and Chemical Corporation Limited and 600,000 "B" Shares owned by Koffolk (1949), Ltd.
(5)  Owned 97.86% by C P Chemicals, Inc. and 2.14% by James O. Herlands.
(6)  In bankruptcy.